Exhibit 23.1



                    CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Qwest Communications International Inc.:


We consent to the incorporation by reference in the registration statement on Form S-8 of Qwest Communications International Inc., to be filed on or about August 9, 1999, of our report dated February 2, 1999, relating to the consolidated balance sheets of Qwest Communications International Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and our report dated February 2, 1999, pertaining to the related consolidated financial statement schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of Qwest Communications International Inc.



                                                         /s/ KPMG LLP
                                                         -----------------------
                                                             KPMG LLP

Denver, Colorado
August 9, 1999

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